FOR IMMEDIATE RELEASE
                                               Contact: Robert E. Klem, Ph.D.
                                                        Vice President
                                                        805-544-8524


             GENTA TO COMMENCE PHASE I/IIa MALIGNANT MELANOMA TRIAL
     OF bcl-2 ANTISENSE COMPOUND IN COMBINATION WITH A CHEMOTHERAPEUTIC DRUG

             PRE-CLINICAL STUDIES SHOWED SIGNIFICANT TUMOR REDUCTION
                   IN MOUSE TRANSPLANT MODEL OF HUMAN MELANOMA

SAN DIEGO, CA, JUNE 18, 1998 -- Genta Incorporated (Nasdaq: GNTA) today announced that it will initiate a new Phase I/IIa study of its lead development compound G3139 at the University of Vienna, Austria. This study will examine the effects of G3139 in the treatment of Stage III and IV metastatic malignant melanoma in combination with dacarbazine (DTIC), a commonly used chemotherapy drug. The principal investigators in this study, Dr. Burkhard Jansen and Dr. Hubert Pehamberger, were also the key investigators in a preclinical study of the same combination in an animal model of human melanoma. This new clinical trial is designed to examine the effectiveness of the same combination in about thirty patients by measuring the impact on both the production of the Bcl-2 protein and on tumor volumes.

PRE-CLINICAL STUDIES SHOWED SIGNIFICANT TUMOR REDUCTION

The results of the animal study, which were published in the February 1998 issue of Nature Medicine, a leading scientific peer-reviewed journal, demonstrated the effectiveness of Genta's G3139 antisense compound as a chemosensitizer. This preclinical study examined the effect of G3139 on dacarbazine (DTIC) sensitivity in a human melanoma transplant in immuno-compromised mice compared to three control groups: a saline control, a reverse sequence antisense oligonucleotide and a mismatched pair oligonucleotide. When DTIC, the most widely used chemotherapeutic agent in melanoma, was administered to the animals, the mean tumor weights in all three control groups were not significantly different but the G3139 group had a mean tumor weight close to zero and the tumor was completely ablated in ten out of thirteen animals. In a separate experiment, the authors also demonstrated that the antisense compound, G3139, alone had a significantly greater effect in reducing tumor growth


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Genta Incorporated                                                June 18, 1998
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than did the three control treatments.

"When we were presented with these results by our colleagues in Vienna, we became very interested in pursuing the clinical examination of this combination therapy," stated Kenneth G. Kasses, President and Chief Executive Officer of Genta. "We have theorized that G3139, by downregulating the Bcl-2 protein, should resensitize the cells to chemotherapy and cell death. This Phase I/IIa study, which is about to commence, will be our first effort to test our hypothesis in patients."

BACKGROUND INFORMATION ON APOPTOSIS, CANCER, Bcl-2, AND G3139

The body's cells are normally programmed to detect damage in their genetic makeup and to enter into a suicidal state when such alterations are detected. This natural process, known as APOPTOSIS or "programmed cell death," helps the body regulate its own well being by destroying damaged cells. In many CANCER cells, however, this process of natural cell death is inhibited by the over expression of a protein called BCL-2, which is produced by a gene identified as bcl-2. Consequently these cancer cells, even though damaged, resist dying and continue multiplying. In many cases, cell types that over produce the Bcl-2 protein are also resistant to chemotherapeutic agents, many of which act by stimulating apoptosis, and these cancers have been associated with an unfavorable prognosis. For example, it has been reported that Bcl-2 protein is over produced in virtually all hormone-refractory, metastatic prostate cancer; 80-90% of estrogen-receptor-positive breast cancer; 70-100% of follicular lymphomas; and up to 90% of malignant melanomas. Bcl-2 has also been reported to be up-regulated in some lung, gastric, and colorectal cancers.

Using a single drug based on the genetic sequence of the bcl-2 gene, GENTA INCORPORATED is developing a novel therapeutic approach to treating several cancers. Genta developed this synthetic, DNA-like molecule, identified as G3139, designed to bind specifically to a small segment of the messenger RNA, which produces the harmful Bcl-2 protein. Once bound to the messenger RNA, the messenger RNA is destroyed, preventing the production of the Bcl-2 protein.
(This type of interference with the process whereby genes produce proteins through their messenger RNA has been called "antisense.") The goal of this therapeutic approach is to restore the diseased


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Genta Incorporated                                                June 18, 1998
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cells' sensitivity to apoptotic stimuli,  including many chemotherapeutic agents
(an effect that has been termed "chemosensitization").

Genta is now in the clinical development phases of G3139. A phase I study at the Royal Marsden Hospital in London has been completed, and a phase I/IIa study is in progress at the Memorial Sloan-Kettering Cancer Center in New York City. A preliminary report of the study at the Royal Marsden was published in The Lancet in April 1997. Although this was primarily a safety study, the investigators reported very encouraging biological clinical activity of the drug, including one complete response to G3139 alone. Other clinical studies are also in development and should be initiated beginning very shortly.

Genta  Incorporated  (Nasdaq:  GNTA) is a  biopharmaceutical  company focused on
building  a  product  and  technology   portfolio  based  on  its   Anticode(TM)
(antisense) products intended to treat cancer at its genetic source.

The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements, including the following: the results obtained in pre-clinical studies may not be indicative of results that will be obtained in clinical trials; all of Genta's potential products are at an early stage of development; neither Genta nor, to its knowledge, any other company, has successfully completed human clinical trials of a product based on antisense technology; there can be no assurance that Genta will receive regulatory approvals to


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Genta Incorporated                                                June 18, 1998
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commence  or continue  clinical  trials of product  candidates  or to market any products or that delays in completion of clinical trials as a result of delays in patient enrollment or other factors will not occur; and there can be no assurance that Genta will be able to obtain adequate funding to achieve its objectives. The Company does not undertake to update any forward-looking statements.


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